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                                                                       EXHIBIT A

                             JOINT FILING AGREEMENT

         The undersigned each agree that (i) the Statement on Schedule 13D relating to the Common Stock, $.0025 par value, of Canisco Resources, Inc. is adopted and filed on behalf on each of them, (ii) all future amendments to such Statement on Schedule 13D will, unless written notice to the contrary is delivered as described below, be jointly filed on behalf of each of them, and
(iii) the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934 apply to each of them. This agreement may be terminated with respect to the obligation to jointly file future amendments to such Statement on Schedule 13D as to any of the undersigned upon such person giving written notice thereof to each of the other persons signatory hereto, at the principal office thereof.

         IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of the date set forth below.

Dated: April 23, 1999.                      /s/ Roger Gossett
                                            --------------------------------
                                            Mr. Roger Gossett


Dated: April 23, 1999.                      /s/ Cathey Perkins
                                            --------------------------------
                                            Ms. Cathey Perkins


Dated: April 23, 1999.                      /s/ Leeann Olson
                                            --------------------------------
                                            Ms. Leeann Olson


Dated: April 23, 1999.                      /s/ Patti Talcott
                                            --------------------------------
                                            Ms. Patti Talcott


Dated: April 23, 1999.                      /s/ Joe Olexovitch
                                            --------------------------------
                                            Mr. Joe Olexovitch


Dated: April 23, 1999.                      /s/ Oscar Rickman
                                            --------------------------------
                                            Mr. Oscar Rickman


Dated: April 26, 1999.                      /s/ Jimmy Shurouse
                                            --------------------------------
                                            Mr. Jimmy Shurouse


Dated: April 26, 1999.                      /s/ Jason Strength
                                            --------------------------------
                                            Mr. Jason Strength



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Dated: April 26, 1999.                      /s/ Mike Moore
                                            --------------------------------
                                            Mr. Mike Moore


Dated: April 26, 1999.                      /s/ Thomas Wickham
                                            --------------------------------
                                            Mr. Thomas Wickham


Dated: April 26, 1999.                      /s/ Dean Mansfield
                                            --------------------------------
                                            Mr. Dean Mansfield